American Lorain Receives Notice of Non-compliance from NYSE
American

LINYI CITY, China, January 5, 2018 /PRNewswire/ -- American Lorain Corporation (the "Company") (NYSE MKT: ALN) announced today that the Company has received notice from the NYSE American that the Company no longer satisfies Section 704 of the NYSE American Company Guide due to the Company’s failure to hold an annual meeting for the fiscal year ended December 31, 2016 on or before December 31, 2017.

As disclosed via a Current Report on Form 8-K dated December 28, 2017, the Company circulated a proxy statement and attempted to hold an annual meeting for 2016 on December 27, 2017; however, it failed to obtain the requisite quorum and therefore determined to postpone the meeting.

In accordance with the requirements under SEC Rule 14a-3(b), the Company now plans to hold a combined annual meeting for 2016 and 2017 subsequent to the filing of the Company’s audited financial statements for the fiscal year ended December 31, 2017.